Exhibit 1.01
Kimberly-Clark Corporation
Conflict Minerals Report
for the Year Ended December 31, 2020
This Conflict Minerals Report of Kimberly-Clark Corporation has been prepared for the period from January 1, 2020 to December 31, 2020. Unless the context indicates otherwise, “Kimberly-Clark,” “we,” “us” and “our” refer to Kimberly-Clark Corporation and its consolidated subsidiaries.
During 2020, certain of our operations manufactured, or contracted to manufacture, products for which 3TGs (as defined below) are necessary to their functionality or production (“Covered Products”). The term “3TGs” refers to columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten. The vast majority of our products do not contain 3TGs and our revenue from sales of Covered Products in 2020 was immaterial relative to our total net sales. In 2020, we manufactured or contracted for manufacture Covered Products primarily through our K-C Professional business. We have no reason to believe that any of the Covered Products are in our consumer businesses, which include our Personal Care and Consumer Tissue operating segments.
Electronic components account for a significant majority of any 3TGs present in our Covered Products. Electronic components commonly contain 3TGs for a variety of reasons (for example tin is usually present in solder). The Covered Products include dispensers (e.g., for hand sanitizers, soaps and paper products) which contain electronic sensors and actuators.
We have developed a conflict minerals compliance program reasonably designed to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively, the “Covered Countries”), or whether any of the 3TGs in our Covered Products are from recycled or scrap sources. Our conflict minerals compliance program is overseen by an internal team of subject matter experts from key functions (“Core Team”).
Description of Our Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (“RCOI”) that was designed to determine whether any of the 3TGs in our Covered Products originated from one of the Covered Countries or was from recycled or scrap sources.

In conducting our RCOI, we used a risk-based approach. First, we identified our product materials which contain or potentially contain 3TGs necessary to their functionality or production. Second, we identified the direct suppliers of the materials, components and finished goods supplied to us for those products. Third, we risk-stratified each supplier’s “materials risk” based on the likelihood that the product materials they supply to us contain 3TGs. Fourth, we conducted a supply chain survey of our direct suppliers to provide information on the origin of any 3TGs contained in materials supplied to us in our Covered Products, including sources of 3TGs supplied to these direct suppliers from second-tier suppliers, as well as suppliers further upstream.
Our survey included those suppliers rated with a materials risk of high risk and medium risk. We have determined that it is not necessary to survey our low risk and very low risk rated suppliers, based on a sampling program we conducted in past years in which we surveyed certain of these suppliers. This sampling program allowed us to confirm that the materials associated with our low risk and very low risk suppliers do not contain 3TGs.
Our supply chain survey employed the Conflict Minerals Reporting Template (the “CMRT”) version 5.12 developed by the Responsible Minerals Initiative of the Responsible Business Alliance (“RMI”). The CMRT was developed to facilitate general disclosures and information regarding smelters and refiners that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters and refiners used by the supplier.
As of May 14, 2021, approximately 93% of our direct suppliers included in the supply chain survey have responded with a completed CMRT or acceptable declaration, including all of our high risk suppliers. We compared the list of smelters and refiners provided in our suppliers’ responses to the lists maintained by the RMI and, if a supplier indicated that a facility was certified as conformant, confirmed that the facility was listed on the RMI’s list of smelters or refiners that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. Two suppliers indicated that their supply chains may include a single smelter that potentially could be sourcing from the Covered Countries; however, we have validated in the due diligence process described below that this smelter has been certified as conformant.  Many of the supplier responses were unable to specify all smelters or refiners used for materials supplied to us. Furthermore, many of the responses were provided at the company or division level, rather than the product level, and therefore, their list of smelters and refiners cannot be definitively linked to the products they provided to us.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products. Our due diligence measures were designed to conform in all material respects with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten.

Management Systems and Controls
Internal Team
We have a centralized, cross-functional conflict minerals Core Team to oversee the implementation and daily administration of the program, which includes geographically diverse representation from the following departments: Procurement; Legal; and Environmental, Health, Safety & Sustainability. The Core Team periodically reports to senior management on program developments and progress. Our Senior Vice President and Chief Supply Chain Officer serves as the executive sponsor of the Conflict Minerals Compliance program.
Control Systems
We address 3TGs sourced from the Covered Countries in our Supplier Social Compliance Standards and our Supplier Stewardship Standards, which are embedded in our Purchase Order Terms and Conditions and certain of our supplier agreements, as well as posted in the Company/SupplierLINK/Standards and Requirements section of our corporate website at: http://www.kimberly-clark.com.
Our suppliers are required to source responsibly and adhere to our Supplier Social Compliance Standards, which require suppliers to source 3TGs from smelters and refiners who source outside of the Covered Countries or that are designated as “conformant” by the RMI. These standards further require our suppliers to develop and provide written evidence of their own due diligence programs to promote “conflict-free” supply chains. We engage independent third-party audit firms to conduct Supplier Social Compliance audits (on-site inspections) of suppliers of certain commodity categories, particularly contract manufacturers. If an assessment reveals that the supplier is in violation of our Supplier Social Compliance Standards, we require that the supplier submit documentation showing that violations have been addressed and remediated. We conduct additional follow-up audits at our discretion to confirm compliance with our Supplier Social Compliance Standards. Any concerns regarding suppliers or our compliance program can be reported to our Corporate Social Compliance team as specified on our Corporate Social Compliance website. During 2020, we conducted 172 supplier audits covering 138 suppliers.
Supplier Engagement
We rely on our direct (tier one) suppliers to provide information on the origin of the 3TGs contained in components and materials supplied to us - including sources of 3TGs that are supplied to them from upstream suppliers.
In addition, we conduct periodic in-house training of our key functions, e.g., Research and Engineering; Procurement; and Environmental, Health, Safety & Sustainability, to educate employees to identify 3TGs in products and to work more closely with our suppliers to encourage responsible sourcing.

Grievance Mechanism
We maintain a comprehensive and multi-faceted system for the reporting of Code of Conduct violations, concerns and grievances. To ensure that every employee (and every stakeholder) has the ability to report concerns on an anonymous basis, we have established a Code of Conduct telephone helpline which is staffed by a professional independent company. This line is available 24 hours a day, 365 days a year, and one can give a report in any language. Our Code of Conduct, as well as the reporting process and helpline contact information, is available on our external website.
Calls are investigated by various internal subject matter experts in our Compliance, Internal Audit, Global Security, Human Resources and Legal departments. We report summary results and statistics to our executive leadership and our Board of Directors as deemed appropriate.
Maintenance of Records
We have adopted a policy to retain relevant documentation for a minimum of five years.
Identify and Assess Risk in the Supply Chain
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the RMI to verify the existence of the facility and to determine whether the facility is certified as conformant with the RMAP assessment protocols
We classify each listed smelter or refiner as high, medium or low risk based on three scoring criteria: geographic proximity to the Covered Countries, Conflict-Free Sourcing Program audit status and known or plausible evidence of unethical or conflict sourcing. Based on these criteria, we have identified no facilities as being high risk. When a supplier reports a high risk facility on a CMRT, we initiate risk mitigation activities. When CMRT responses include any high or medium risk facilities, we request the supplier to provide a product-specific CMRT to better identify any connection between the subject facilities and the products supplied to us.
If any smelter or refiner is not recognized by the RMI, we conduct outreach and research to gain more information about whether they are a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not certified conformant, we conduct outreach providing education on the Conflict-Free Smelter Program and encourage them to join this program.
Design and Implement a Strategy to Respond to Identified Risks
We have developed a risk management plan that includes the following elements:
•Communication directly with our suppliers of our conflict minerals requirements under our Supplier Social Compliance Standards, as described above.

•Communication with suppliers who do not satisfy our due diligence requests to obtain more complete and accurate responses.
•Additional follow up, due diligence, and/or risk mitigation activities, as appropriate, upon learning of changes in supplier circumstances or information.
Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities within our supply chain.
Report Annually on Supply Chain Due Diligence
We report annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.
Due Diligence Results
Attachment A lists the 345 legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as RMAP Conformant. The majority of the responses received either provided data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. We are therefore unable to determine whether the smelters or refiners reported by certain suppliers processed the 3TGs in the materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. Attachment B contains an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and publicly by the RMI.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products with the greatest possible specificity, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners using the RMI list, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.
This Report has not been audited, nor is an independent private sector audit required for this Report.
Risk Mitigation and Due Diligence Improvement
We have taken or intend to take the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:
•Continue to review the refinement and expansion of the RMI list of smelters and refiners to validate the smelters and refiners provided by suppliers.
•Provide continuing education of the Core Team and stakeholders on their on-going responsibilities with respect to conflict minerals compliance and any legislative or organizational developments.

•Encourage suppliers that provided company or division level information for 2020 to provide product level information for 2021 through ongoing communications with these suppliers.
•Maintain a global supplier screening program that requires our suppliers to provide information regarding 3TGs and requires each new in-scope direct supplier we add to our supply chain to provide a completed CMRT.

Attachment A
2020 Facility List
The following lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains and indicates which of these smelters and refiners have been certified as conformant.

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Gold	8853 S.p.A.	ITALY	CONFORMANT
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	UNKNOWN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CONFORMANT
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CONFORMANT
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CONFORMANT
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CONFORMANT
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CONFORMANT
Gold	Argor-Heraeus S.A.	SWITZERLAND	CONFORMANT
Gold	Asahi Pretec Corp.	JAPAN	CONFORMANT
Gold	Asahi Refining Canada Ltd.	CANADA	CONFORMANT
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	UNKNOWN
Gold	AU Traders and Refiners	SOUTH AFRICA	CONFORMANT
Gold	Augmont Enterprises Private Limited	INDIA	ACTIVE
Gold	Aurubis AG	GERMANY	CONFORMANT
Gold	Bangalore Refinery	INDIA	CONFORMANT
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CONFORMANT
Gold	Boliden AB	SWEDEN	CONFORMANT
Gold	C. Hafner GmbH + Co. KG	GERMANY	CONFORMANT
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	ACTIVE
Gold	Caridad	MEXICO	UNKNOWN
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CONFORMANT
Gold	Cendres + Metaux S.A.	SWITZERLAND	CONFORMANT
Gold	CGR Metalloys Pvt Ltd.	INDIA	UNKNOWN
Gold	Chimet S.p.A.	ITALY	CONFORMANT
Gold	Chugai Mining	JAPAN	CONFORMANT
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	UNKNOWN
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	UNKNOWN
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	UNKNOWN
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CONFORMANT
Gold	Dowa	JAPAN	CONFORMANT
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CONFORMANT
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CONFORMANT
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CONFORMANT
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	UNKNOWN
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	UNKNOWN
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	UNKNOWN
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	Gold Coast Refinery	GHANA	UNKNOWN
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CONFORMANT
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	UNKNOWN
Gold	Guangdong Jinding Gold Limited	CHINA	UNKNOWN
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	UNKNOWN
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	Heimerle + Meule GmbH	GERMANY	CONFORMANT
Gold	Heraeus Germany GmbH Co. KG	GERMANY	ACTIVE
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CONFORMANT
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	UNKNOWN
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	UNKNOWN
Gold	Industrial Refining Company	BELGIUM	UNKNOWN
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CONFORMANT
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	ACTIVE
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	Istanbul Gold Refinery	TURKEY	CONFORMANT
Gold	Italpreziosi	ITALY	CONFORMANT
Gold	JALAN & Company	INDIA	UNKNOWN
Gold	Japan Mint	JAPAN	CONFORMANT
Gold	Jiangxi Copper Co., Ltd.	CHINA	CONFORMANT
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	UNKNOWN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CONFORMANT
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CONFORMANT
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CONFORMANT
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	UNKNOWN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	UNKNOWN
Gold	Kazzinc	KAZAKHSTAN	CONFORMANT
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CONFORMANT
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CONFORMANT
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CONFORMANT
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	Kundan Care Products Ltd.	INDIA	UNKNOWN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CONFORMANT
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	UNKNOWN

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	UNKNOWN
Gold	Lingbao Gold Co., Ltd.	CHINA	UNKNOWN
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	UNKNOWN
Gold	L'Orfebre S.A.	ANDORRA	CONFORMANT
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CONFORMANT
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	UNKNOWN
Gold	Marsam Metals	BRAZIL	CONFORMANT
Gold	Materion	UNITED STATES OF AMERICA	CONFORMANT
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CONFORMANT
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CONFORMANT
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CONFORMANT
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CONFORMANT
Gold	Metalor Technologies S.A.	SWITZERLAND	CONFORMANT
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CONFORMANT
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CONFORMANT
Gold	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CONFORMANT
Gold	Modeltech Sdn Bhd	MALAYSIA	UNKNOWN
Gold	Morris and Watson	NEW ZEALAND	UNKNOWN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CONFORMANT
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CONFORMANT
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CONFORMANT
Gold	NH Recytech Company	KOREA, REPUBLIC OF	UNKNOWN
Gold	Nihon Material Co., Ltd.	JAPAN	CONFORMANT
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CONFORMANT
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CONFORMANT
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CONFORMANT
Gold	PAMP S.A.	SWITZERLAND	CONFORMANT
Gold	Pease & Curren	UNITED STATES OF AMERICA	UNKNOWN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	UNKNOWN
Gold	Planta Recuperadora de Metales SpA	CHILE	CONFORMANT
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CONFORMANT
Gold	PX Precinox S.A.	SWITZERLAND	CONFORMANT
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	UNKNOWN
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CONFORMANT
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	UNKNOWN
Gold	REMONDIS PMR B.V.	NETHERLANDS	CONFORMANT
Gold	Royal Canadian Mint	CANADA	CONFORMANT
Gold	SAAMP	FRANCE	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	UNKNOWN
Gold	Safimet S.p.A	ITALY	CONFORMANT
Gold	SAFINA A.S.	CZECHIA	CONFORMANT
Gold	Sai Refinery	INDIA	UNKNOWN
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CONFORMANT
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	UNKNOWN
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CONFORMANT
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CONFORMANT
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	UNKNOWN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	UNKNOWN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CONFORMANT
Gold	Shirpur Gold Refinery Ltd.	INDIA	UNKNOWN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CONFORMANT
Gold	Singway Technology Co., Ltd.	TAIWAN	CONFORMANT
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CONFORMANT
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CONFORMANT
Gold	Sovereign Metals	INDIA	UNKNOWN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	UNKNOWN
Gold	Sudan Gold Refinery	SUDAN	UNKNOWN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CONFORMANT
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Gold	T.C.A S.p.A	ITALY	CONFORMANT
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CONFORMANT
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CONFORMANT
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	UNKNOWN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CONFORMANT
Gold	Torecom	KOREA, REPUBLIC OF	CONFORMANT
Gold	TSK Pretech	KOREA, REPUBLIC OF	CONFORMANT
Gold	Umicore Brasil Ltda.	BRAZIL	UNKNOWN
Gold	Umicore Precious Metals Thailand	THAILAND	CONFORMANT
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CONFORMANT
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Gold	Valcambi S.A.	SWITZERLAND	CONFORMANT
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CONFORMANT
Gold	WIELAND Edelmetalle GmbH	GERMANY	CONFORMANT
Gold	Yamakin Co., Ltd.	JAPAN	CONFORMANT
Gold	Yokohama Metal Co., Ltd.	JAPAN	CONFORMANT
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	UNKNOWN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Tantalum	AMG Brasil	BRAZIL	CONFORMANT
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CONFORMANT
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	UNKNOWN
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	F&X Electro-Materials Ltd.	CHINA	CONFORMANT
Tantalum	FIR Metals & Resource Ltd.	CHINA	CONFORMANT
Tantalum	Global Advanced Metals Aizu	JAPAN	CONFORMANT
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CONFORMANT
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CONFORMANT
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CONFORMANT
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tantalum	KEMET de Mexico	MEXICO	CONFORMANT
Tantalum	Meta Materials	NORTH MACEDONIA	CONFORMANT
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CONFORMANT
Tantalum	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CONFORMANT
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CONFORMANT
Tantalum	NPM Silmet AS	ESTONIA	CONFORMANT
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CONFORMANT
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CONFORMANT
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CONFORMANT
Tantalum	TANIOBIS GmbH	GERMANY	CONFORMANT
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CONFORMANT
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CONFORMANT
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CONFORMANT
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CONFORMANT
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CONFORMANT
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CONFORMANT
Tin	Alpha	UNITED STATES OF AMERICA	CONFORMANT
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	UNKNOWN

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	China Tin Group Co., Ltd.	CHINA	CONFORMANT
Tin	Cooper Santa	BRAZIL	UNKNOWN
Tin	CV Ayi Jaya	INDONESIA	ACTIVE
Tin	CV Dua Sekawan	INDONESIA	UNKNOWN
Tin	CV Gita Pesona	INDONESIA	UNKNOWN
Tin	CV United Smelting	INDONESIA	UNKNOWN
Tin	CV Venus Inti Perkasa	INDONESIA	ACTIVE
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	UNKNOWN
Tin	Dowa	JAPAN	CONFORMANT
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	UNKNOWN
Tin	EM Vinto	BOLIVIA	CONFORMANT
Tin	Estanho de Rondonia S.A.	BRAZIL	ACTIVE
Tin	Fenix Metals	POLAND	CONFORMANT
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	UNKNOWN
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CONFORMANT
Tin	Gejiu Jinye Mineral Company	CHINA	UNKNOWN
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CONFORMANT
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CONFORMANT
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CONFORMANT
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CONFORMANT
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CONFORMANT
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CONFORMANT
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CONFORMANT
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CONFORMANT
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	UNKNOWN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CONFORMANT
Tin	Luna Smelter, Ltd.	RWANDA	CONFORMANT
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CONFORMANT
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CONFORMANT
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CONFORMANT
Tin	Melt Metais e Ligas S.A.	BRAZIL	CONFORMANT
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CONFORMANT
Tin	Metallo Belgium N.V.	BELGIUM	CONFORMANT
Tin	Metallo Spain S.L.U.	SPAIN	CONFORMANT
Tin	Mineracao Taboca S.A.	BRAZIL	CONFORMANT
Tin	Minsur	PERU	CONFORMANT
Tin	Mitsubishi Materials Corporation	JAPAN	CONFORMANT
Tin	Modeltech Sdn Bhd	MALAYSIA	UNKNOWN

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	UNKNOWN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CONFORMANT
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CONFORMANT
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	CONFORMANT
Tin	Pongpipat Company Limited	MYANMAR	UNKNOWN
Tin	Precious Minerals and Smelting Limited	INDIA	UNKNOWN
Tin	PT Aries Kencana Sejahtera	INDONESIA	ACTIVE
Tin	PT Artha Cipta Langgeng	INDONESIA	CONFORMANT
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CONFORMANT
Tin	PT Babel Inti Perkasa	INDONESIA	CONFORMANT
Tin	PT Babel Surya Alam Lestari	INDONESIA	CONFORMANT
Tin	PT Bangka Prima Tin	INDONESIA	UNKNOWN
Tin	PT Bangka Serumpun	INDONESIA	CONFORMANT
Tin	PT Bangka Tin Industry	INDONESIA	UNKNOWN
Tin	PT Belitung Industri Sejahtera	INDONESIA	UNKNOWN
Tin	PT Bukit Timah	INDONESIA	ACTIVE
Tin	PT DS Jaya Abadi	INDONESIA	UNKNOWN
Tin	PT Eunindo Usaha Mandiri	INDONESIA	UNKNOWN
Tin	PT Inti Stania Prima	INDONESIA	UNKNOWN
Tin	PT Karimun Mining	INDONESIA	UNKNOWN
Tin	PT Kijang Jaya Mandiri	INDONESIA	UNKNOWN
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	ACTIVE
Tin	PT Menara Cipta Mulia	INDONESIA	CONFORMANT
Tin	PT Mitra Stania Prima	INDONESIA	CONFORMANT
Tin	PT Mitra Sukses Globalindo	INDONESIA	UNKNOWN
Tin	PT Panca Mega Persada	INDONESIA	UNKNOWN
Tin	PT Premium Tin Indonesia	INDONESIA	UNKNOWN
Tin	PT Prima Timah Utama	INDONESIA	CONFORMANT
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CONFORMANT
Tin	PT Rajehan Ariq	INDONESIA	CONFORMANT
Tin	PT Refined Bangka Tin	INDONESIA	CONFORMANT
Tin	PT Sariwiguna Binasentosa	INDONESIA	UNKNOWN
Tin	PT Stanindo Inti Perkasa	INDONESIA	CONFORMANT
Tin	PT Sukses Inti Makmur	INDONESIA	ACTIVE
Tin	PT Sumber Jaya Indah	INDONESIA	UNKNOWN
Tin	PT Timah Tbk Kundur	INDONESIA	CONFORMANT
Tin	PT Timah Tbk Mentok	INDONESIA	CONFORMANT
Tin	PT Tinindo Inter Nusa	INDONESIA	CONFORMANT
Tin	PT Tirus Putra Mandiri	INDONESIA	UNKNOWN
Tin	PT Tommy Utama	INDONESIA	UNKNOWN
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CONFORMANT
Tin	Rui Da Hung	TAIWAN	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Tin	Soft Metais Ltda.	BRAZIL	CONFORMANT
Tin	Super Ligas	BRAZIL	ACTIVE
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CONFORMANT
Tin	Thaisarco	THAILAND	CONFORMANT
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CONFORMANT
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	UNKNOWN
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CONFORMANT
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tin	Yunnan Tin Company Limited	CHINA	CONFORMANT
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	A.L.M.T. Corp.	JAPAN	CONFORMANT
Tungsten	ACL Metais Eireli	BRAZIL	CONFORMANT
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	ACTIVE
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CONFORMANT
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	UNKNOWN
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	UNKNOWN
Tungsten	Cronimet Brasil Ltda	BRAZIL	ACTIVE
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CONFORMANT
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	UNKNOWN
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CONFORMANT
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CONFORMANT
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CONFORMANT
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CONFORMANT
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	UNKNOWN
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CONFORMANT

Metal	Standard Smelter Name	Smelter Facility Location	RMI Conformance Level
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	UNKNOWN
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	ACTIVE
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	ACTIVE
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CONFORMANT
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Masan High-Tech Materials	VIETNAM	CONFORMANT
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CONFORMANT
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	ACTIVE
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CONFORMANT
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	UNKNOWN
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CONFORMANT
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CONFORMANT
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CONFORMANT
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CONFORMANT
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CONFORMANT
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CONFORMANT
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	UNKNOWN

Attachment B
2020 Countries of Origin
The following lists the countries of origin from which the reported facilities in Attachment A collectively source conflict minerals based on information provided by our suppliers and the RMI.

ANDORRA	ITALY	SAUDI ARABIA
AUSTRALIA	JAPAN	SINGAPORE
AUSTRIA	KAZAKHSTAN	SOUTH AFRICA
BELGIUM	KOREA, REPUBLIC OF	SPAIN
BOLIVIA	KYRGYZSTAN	SUDAN
BRAZIL	LITHUANIA	SWEDEN
CANADA	MALAYSIA	SWITZERLAND
CHILE	MEXICO	TAIWAN
CHINA	MYANMAR	THAILAND
COLOMBIA	NETHERLANDS	TURKEY
CZECHIA	NEW ZEALAND	UNITED ARAB EMIRATES
ESTONIA	NORTH MACEDONIA	UNITED STATES OF AMERICA
FRANCE	PERU	UZBEKISTAN
GERMANY	PHILIPPINES	VIETNAM
GHANA	POLAND	ZIMBABWE
INDIA	RUSSIAN FEDERATION
INDONESIA	RWANDA